                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--Blue Chip Stock 2001 Series 1, Premier American Portfolio:

  We consent to the use of our report dated June 13, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                             /s/ KPMG LLP

New York, New York
June 13, 2001